UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2010

METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas 77036 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:  (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K is furnished by MetroCorp Bancshares, Inc. (the "Company") to amend the contents of the current report on Form 8-K originally furnished to the Securities and Exchange Commission on February 1, 2010 in order to reflect revised financial results due to an increase in the Company's provision for loan losses for the fourth quarter and year ended December 31, 2009.

Item 2.02	Results of Operations and Financial Condition.

On March 10, 2010, the Company publicly disseminated a press release announcing revised financial results for the fourth quarter and year ended December 31, 2009.  For the fourth quarter ended December 31, 2009, the Company recorded an increase in its provision for loan losses of $2.2 million, due to grade changes on certain loans in Texas and a write down of two loans in California.  The Company also recorded an adjustment of $2.0 million to write down the specific reserve portion of certain nonperforming loans in Texas that are deemed collateral dependent pursuant to regulatory guidelines.  The adjustment, which did not impact earnings, increased net charge-offs by $3.0 million to $20.5 million and decreased net nonperforming assets by $3.0 million to $100.7 million as of December 31, 2009.

As a result of the increased provision and the adjustment to the allowance for loan losses, revised net loss for the fourth quarter ended December 31, 2009 was $7.3 million, or $0.72 loss per basic and diluted share, compared with the $5.9 million net loss, or $0.59 loss per basic and diluted share previously reported for the period.  For the year ended December 31, 2009, revised net loss was $7.1 million, or $0.85 loss per basic and diluted share, compared with net loss of $5.7 million, or $0.72 loss per basic and diluted share previously reported.

A copy of the press release announcing the Company's revised financial results for the fourth quarter and year ended December 31, 2009 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.  The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit
Number                                Description of Exhibit

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated:  March 10, 2010                                                    By:  /s/ George M. Lee
George M. Lee
Executive Vice Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                                Description of Exhibit

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated March 10, 2010.